EXHIBIT B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-45920 of Safeway Inc. on Form S-8 of our report dated June 23, 2004, appearing in this Annual Report on Form 11-K of the Safeway 401(k) Plan & Trust for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

San Francisco, California

June 28, 2004